Exhibit 10.1

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made and entered into as of January 6, 2016, by and among Transgenomic, Inc., a Delaware corporation (the “Company”), each of the entities listed on the Schedule of Series A Preferred Holders attached hereto as Exhibit A (the “Series A Preferred Holders”) and each of the entities listed on the Schedule of Series B Preferred Holders attached hereto as Exhibit B (the “Series B Preferred Holders” and, together with the Series A Preferred Holders, the “Preferred Holders”).

Recitals

Whereas, (1) the Series A Preferred Holders hold an aggregate of 2,586,205 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and (2) the Series B Preferred Holders hold an aggregate of 1,443,297 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred” and, together with the Series A Preferred, the “Preferred Shares”);

Whereas, pursuant to Section 4(b) of (1) the Company’s Certificate of Designation of Series A Convertible Preferred Stock, as amended (the “Series A Preferred Certificate of Designation”), and (2) the Company’s Certificate of Designation of Series B Convertible Preferred Stock, as amended (as so amended, the “Series B Preferred Certificate of Designation” and, together with the Series A Preferred Certificate of Designation, the “Certificates of Designation”), all outstanding Preferred Shares shall be automatically converted into fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the then-applicable conversion rate, at the election of the holders of a majority of the then outstanding Preferred Shares, voting together as a single class on an as-converted basis;

Whereas, the Preferred Holders collectively hold all of the currently outstanding Preferred Shares;

Whereas, the current conversion rate of the Series A Preferred is 1-for-3, and, in accordance with the Series A Preferred Certificate of Designation, all of the outstanding shares of the Series A Preferred are currently convertible into an aggregate of 862,057 shares of Common Stock (the “Series A Preferred Conversion Shares”);

Whereas, the current conversion rate of the Series B Preferred is 1-for-1, and, in accordance with the Series B Preferred Certificate of Designation, all of the outstanding shares of the Series B Preferred are currently convertible into an aggregate of 1,443,297 shares of Common Stock (the “Series B Preferred Conversion Shares” and, together with the Series A Preferred Conversion Shares, the “Conversion Shares”);

Whereas, upon the terms and conditions set forth in this Agreement, each of the Preferred Holders wishes to elect, pursuant to Section 4(b) of the Certificates of Designation, to convert all of its Preferred Shares into the number of Conversion Shares set forth opposite its name under the column “Conversion Shares” on Exhibit A and/or Exhibit B attached hereto, as applicable;

Whereas, as of the date hereof, there is an aggregate of $3,681,591.90 in accrued and unpaid dividends on the Series A Preferred (the “Series A Accrued Dividends”);

Whereas, as of the date hereof, there is an aggregate of $793,236.17 in accrued and unpaid dividends on the Series B Preferred (the “Series B Accrued Dividends” and, together with the Series A Accrued Dividends, the “Accrued Dividends”);

Whereas, the Certificates of Designation provide that all Accrued Dividends shall be payable to the Preferred Holders in cash; and

Whereas, at the Company’s request, each of the Preferred Holders has agreed that, in lieu of the Company making a cash payment to the Preferred Holders for the Accrued Dividends on the Preferred Shares, the Company shall issue to each Preferred Holder, upon the conversion of the Preferred Shares into Common Stock, such number of shares of Common Stock set forth opposite its name under the column “Dividend Shares” on Exhibit A and/or Exhibit B attached hereto, as applicable (the “Dividend Shares”), at a rate of $1.00 per share of Common Stock.

Agreement

Now, Therefore, each of the Preferred Holders, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, hereby agrees as follows:

1.                  Conversion. This Agreement constitutes written notice to the Company by each Preferred Holder pursuant to Section 4(c) of the Certificates of Designation that such Preferred Holder hereby elects to convert its Preferred Shares into shares of Common Stock. Immediately upon the execution of this Agreement by all parties hereto: (a) all of the Preferred Shares held by each of the Preferred Holders shall be converted into the number of Conversion Shares set forth opposite the Preferred Holder’s name under the column “Conversion Shares” on Exhibit A and/or Exhibit B attached hereto, as applicable, in accordance with Section 4(b) of the Certificates of Designation, and (b) the Company shall issue to each of the Preferred Holders the number of Conversion Shares set forth opposite the Preferred Holder’s name under the column “Conversion Shares” on Exhibit A and/or Exhibit B attached hereto, as applicable, in accordance with Section 4(c) of the Certificates of Designation (clauses (a) and (b), together, the “Conversion”).

2.                  Cancellation of the Preferred Shares. Each of the Preferred Holders unconditionally acknowledges, affirms and agrees that, simultaneously with the Conversion and delivery to the Preferred Holder of the applicable number of Conversion Shares, such Preferred Holder’s Preferred Shares shall be deemed cancelled, null and void, and the Company shall have no further obligation to such Preferred Holder with respect to such Preferred Shares or the Series A Preferred Certificate of Designation or Series B Preferred Certificate of Designation, as applicable.

3.                  Payment of Accrued Dividends in Common Stock. The Company and the Preferred Holders hereby acknowledge and agree that, as of the date hereof and upon conversion of the Preferred Shares into Common Stock pursuant to this Agreement, the Series A Accrued Dividends equal $3,681,591.90 and the Series B Accrued Dividends equal $793,236.17. The Preferred Holders forever waive the right to receive any dividends on the Preferred Shares other than the Accrued Dividends. The Company and the Preferred Holders hereby further acknowledge and agree that, in lieu of receiving cash for the Accrued Dividends, the Company will issue to each Preferred Holder such number of shares of Common Stock as is equal to the quotient obtained by dividing: (a) the amount of Accrued Dividends on such Preferred Holder’s Preferred Shares as set forth opposite the Preferred Holder’s name under the column “Accrued Dividends” on Exhibit A and/or Exhibit B attached hereto, as applicable, by (b) $1.00, rounded down to the nearest whole share. For avoidance of doubt, the total number of shares issuable to each Preferred Holder in lieu of the Accrued Dividends is set forth opposite each Preferred Holder’s name under the column “Dividend Shares” on Exhibit A and/or Exhibit B attached hereto, as applicable. Each of the Preferred Holders unconditionally acknowledges, affirms and agrees that the Dividend Shares are being issued to such Preferred Holder in full satisfaction of such Preferred Holder’s Accrued Dividends, and that, simultaneously with the delivery to such Preferred Holder of the applicable number of Dividend Shares, the Accrued Dividends shall be deemed cancelled, null and void, and the Company shall have no further obligation to such Preferred Holder with respect to any Accrued Dividends.

4.                  Restricted Securities. Each Preferred Holder understands, acknowledges and agrees that the Conversion Shares and the Dividend Shares will not be registered at the time of their issuance under the Securities Act of 1933, as amended, and may only be disposed of in compliance with state and federal securities laws. The certificates representing the Conversion Shares and the Dividend Shares shall bear a legend to such effect.

5.                  Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Preferred Holders as follows:

(a)                The Conversion Shares and the Dividend Shares have been duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(b)               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(c)                This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

6.                  Representations and Warranties of the Preferred Holders. Each of the Preferred Holders hereby represents and warrants to the Company as follows:

(a)                The Preferred Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement.

(b)               This Agreement has been duly executed and delivered by the Preferred Holder and constitutes the legal, valid and binding obligation of the Preferred Holder, enforceable against the Preferred Holder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(c)                The Preferred Holder is the lawful owner of, and has good and marketable title to, the number of shares of Series A Preferred and/or Series B Preferred set forth opposite the Preferred Holder’s name on Exhibit A and/or Exhibit B attached hereto, as applicable, free and clear of any pledge, hypothecation, right of others, claim, charge, security interest, encumbrance, adverse claim or interest, option, lien, put or call right, right of first offer or refusal, voting right, preemptive right, restrictions on transfer or other similar restrictions.

7.                  Miscellaneous.

(a)                Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(b)               Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Preferred Holders from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Preferred Holders, and (ii) only in the specific instance and for the specific purpose for which made or given.

(c)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(d)               Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile or similar electronic means.

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In Witness Whereof, the parties hereto have executed this Conversion Agreement as of the date first written above.

COMPANY:

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: President and Chief Executive Officer

PREFERRED HOLDERS:

Third Security Incentive 2010 LLC

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: Manager, Third Security, LLC, which is the Manager of Third Security Incentive 2010 LLC

Third Security Staff 2010 LLC

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: Manager, Third Security, LLC, which is the Manager of Third Security Staff 2010 LLC

Third Security Senior Staff 2008 LLC

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: Manager, Third Security, LLC, which is the Manager of Third Security Senior Staff 2008 LLC

Third Security Staff 2014 LLC

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: Manager, Third Security, LLC, which is the Manager of Third Security Staff 2014 LLC

[Signature Page to Conversion Agreement]

Exhibit A

Schedule of Series A Preferred Holders

Name of Preferred Holder	Number of Shares of Series A Preferred	Conversion Shares	Accrued Dividends	Dividend Shares	Total Common Shares Issuable
Third Security Incentive 2010 LLC	517,241	172,413	$736,318.38	736,318	908,731
Third Security Staff 2010 LLC	1,034,482	344,822	$1,472,636.76	1,472,636	1,817,458
Third Security Senior Staff 2008 LLC	1,034,482	344,822	$1,472,636.76	1,472,636	1,817,458
TOTAL:	2,586,205	862,057	$3,681,591.90	3,681,590	4,543,647

A-1

Exhibit B

Schedule of Series B Preferred Holders

Name of Preferred Holder	Number of Shares of Series B Preferred	Conversion Shares	Accrued Dividends	Dividend Shares	Total Common Shares Issuable
Third Security Incentive 2010 LLC	288,659	288,659	$158,647.23	158,647	447,306
Third Security Senior Staff 2008 LLC	577,319	577,319	$317,294.47	317,294	894,613
Third Security Staff 2014 LLC	577,319	577,319	$317,294.47	317,294	894,613
TOTAL:	1,443,297	1,443,297	$793,236.17	793,235	2,236,532

B-1